                                 SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement                   [ ] Confidential, For Use of
                                                      the Commission Only (as
                                                      permitted by Rule
                                                      14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           SPEEDWAY MOTORSPORTS, INC.

----------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


----------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
   [X] No fee required.
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
       0-11.

     (1) Title of each class of securities to which transaction applies:



------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:



------------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:



------------------------------------------------------------------------------
     (5) Total fee paid:


------------------------------------------------------------------------------
     [ ] Fee paid previously with preliminary materials:


----------------------------------------------------------------------------
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount previously paid:


------------------------------------------------------------------------------
     (2) Form, Schedule, or Registration Statement no.:



------------------------------------------------------------------------------
     (3) Filing Party:


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     (4) Date Filed:


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

                                Speedway (Logo)




                             U.S. Highway 29 North
                         Concord, North Carolina 28026



       Dear Stockholder:                               March 23, 1998


         You are cordially invited to attend the Annual Meeting of Stockholders to be held at 10:00 a.m. on May 5, 1998, at Charlotte Motor Speedway, Concord, North Carolina. We look forward to greeting personally those stockholders who are able to attend.


         The accompanying formal Notice of Meeting and Proxy Statement describe the matters on which action will be taken at the meeting.


         Whether or not you plan to attend the meeting on May 5, it is important that your shares be represented. To ensure that your vote will be received and counted, please sign, date and mail the enclosed proxy at your earliest convenience. Your vote is important regardless of the number of shares you own.



                                        On behalf of the Board of Directors


                                        Sincerely,

                                        /s/ O. Bruton Smith



                                        O. BRUTON SMITH
                                        Chairman and Chief Executive Officer

                        VOTING YOUR PROXY IS IMPORTANT

                      PLEASE SIGN AND DATE YOUR PROXY AND
                  RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE


                          SPEEDWAY MOTORSPORTS, INC.




                             --------------------
                               NOTICE OF MEETING
                             --------------------
                                                                    Concord, NC
                                                                 March 23, 1998


        The Annual Meeting of Stockholders of Speedway Motorsports, Inc. ("SMI") will be held at Charlotte Motor Speedway, located on U.S. Highway 29 North, Concord, North Carolina on May 5, 1998, at 10:00 a.m., for the following purposes as described in the accompanying Proxy Statement:

        1. To elect two (2) directors.

        2. To consider and vote upon a proposal to amend the SMI 1994 Stock Option Plan to increase the authorized number of shares of common stock issuable thereunder from 2,000,000 to 3,000,000.

        3. To consider and vote upon a proposal to amend the SMI Employee Stock Purchase Plan to increase the authorized number of shares of common stock issuable thereunder from 200,000 to 400,000.

        4. To consider and vote upon a proposal to amend the SMI Formula Stock Option Plan to increase the authorized number of shares of common stock issuable thereunder from 400,000 to 800,000.

        5. To transact such other business as may properly come before the meeting.

        Only holders of record of SMI's common stock at the close of business on March 9, 1998 will be entitled to vote at such meeting.

        Whether or not you plan to attend the meeting, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.





                                         /s/ Marylaurel E. Wilks


                                         MARYLAUREL E. WILKS
                                         Secretary


     Important Note: To vote shares of common stock at the Annual Meeting (other than in person at the meeting), a stockholder must return a proxy. The return envelope enclosed with the proxy card requires no postage if mailed in the United States of America.

                          SPEEDWAY MOTORSPORTS, INC.

                            ----------------------
                                PROXY STATEMENT
                            ----------------------
                                                                 March 23, 1998


                                    GENERAL

Introduction

     The Annual Meeting of Stockholders of Speedway Motorsports, Inc. ("SMI") will be held on May 5, 1998 at 10:00 a.m., at Charlotte Motor Speedway, (the "Annual Meeting"), for the purposes set forth in the accompanying notice. SMI's principal executive offices are located at Charlotte Motor Speedway at U.S. Highway 29 North, Concord, North Carolina 28026. Only holders of record of common stock of SMI, par value $.01 per share (the "Common Stock"), at the close of business on March 9, 1998 (the "Record Date") will be entitled to notice of, and to vote at, such meeting. This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at such meeting and at any and all adjournments thereof and is first being sent to stockholders on or about the date hereof. Proxies in the accompanying form, properly executed and duly returned and not revoked, will be voted at the meeting (including adjournments). Where a specification is made by means of the ballot provided in the proxies regarding any matter presented at the Annual Meeting, such proxies will be voted in accordance with such specification. If no specification is made, proxies will be voted (i) in favor of electing SMI's two (2) nominees to the Board of Directors; (ii) in favor of the proposed amendment of the SMI 1994 Stock Option Plan, as adopted and approved on December 21, 1994 and thereafter amended (the "1994 Stock Option Plan"); (iii) in favor of the proposed amendment of the SMI Employee Stock Purchase Plan, as adopted and approved on May 8, 1996 and thereafter amended (the "Employee Stock Purchase Plan"); and (iv) in favor of the proposed amendment of the SMI Formula Stock Option, as adopted and approved on May 8, 1996 and thereafter amended (the Formula Stock Option Plan").

     Proxies should be sent to First Union National Bank of North Carolina, 1525 WT Harris Boulevard, 3C3-NC1153, Charlotte, North Carolina 28288-1153.

     This Proxy Statement is furnished by SMI to stockholders of SMI in connection with the upcoming Annual Meeting.


Ownership of Capital Securities

     The following table sets forth certain information regarding ownership of SMI's Common Stock as of March 9, 1998, by (i) each person or entity known to SMI and its subsidiaries (collectively, the "Company") who beneficially owns five percent or more of the Common Stock, (ii) each director and nominee to the Board of Directors of SMI, (iii) each executive officer of SMI (including the Chief Executive Officer), and (iv) all directors and executive officers of SMI as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by him or it as set forth opposite his or its name.



                                                                       Amount & Nature of
Beneficial Owner                                                      Beneficial Ownership    Percent
-------------------------------------------------------------------- ---------------------- ----------
  O. Bruton Smith (1)(2) ...........................................       29,000,000           67.7%
  Sonic Financial Corporation (2) ..................................       23,700,000           55.3
  H.A. "Humpy" Wheeler (3)(8) ......................................          595,400            1.4
  William R. Brooks (4)(8) .........................................          240,500              *
  Edwin R. Clark (5)(8) ............................................           84,800              *
  William P. Benton (6)(8) .........................................           40,000              *
  Mark M. Gambill (7)(8) ...........................................           64,200              *
  All directors and executive officers as a group (six persons) (1)        30,024,900           70.0

---------
*Less than one percent

(1) The shares of Common Stock shown as owned by such person or group include, without limitation, all of the shares shown as owned by Sonic Financial Corporation ("Sonic Financial") elsewhere in the table. Mr. Smith owns the substantial majority of the common stock of Sonic Financial.

(2) The address of such person is P.O. Box 18747, Charlotte, North Carolina
    28218.

(3) All the shares shown as owned by Mr. Wheeler, other than 10,000 shares owned by him directly, underlie options granted by the Company.

(4) All the shares shown as owned by Mr. Brooks, other than 500 shares owned by him directly, underlie options granted by the Company.

(5) All the shares shown as owned by Mr. Clark, other than 4,800 shares owned by him directly, underlie options granted by the Company.

(6) All the shares shown as owned by Mr. Benton underlie options granted by the Company.

(7) All the shares shown as owned by Mr. Gambill, other than 4,200 shares owned by him directly, underlie options granted by the Company.

(8) All such options are currently exercisable. For additional information concerning options granted to the Company's executive officers, see "Executive Compensation" below.


Number of Shares Outstanding and Voting

     SMI currently has authorized under its Certificate of Incorporation 200,000,000 shares of Common Stock, of which 41,481,803 shares are currently issued and outstanding and entitled to be voted at the Annual Meeting. At the meeting, holders of Common Stock will have one vote per share for an aggregate total of 41,481,803 votes. A quorum being present, directors will be elected by majority vote, and the actions proposed in the remaining items referred to in the accompanying Notice of Meeting, will become effective if a majority of the votes cast by shares entitled to vote on the subject matter is cast in favor thereof. Abstentions and broker non-votes will not be counted in determining the number of shares voted for any director-nominee or for any proposal.

     A holder of Common Stock who signs a proxy card may withhold votes as to any director-nominee by writing the name of such nominee in the space provided on the proxy card.


Revocation of Proxy

     Stockholders who execute proxies may revoke them at any time before they are exercised by delivering a written notice to Marylaurel E. Wilks, the Secretary of SMI, either at the Annual Meeting or prior to the meeting date at the Company's offices at U.S. Highway 29 North, Concord, North Carolina 28026, by executing and delivering a later-dated proxy, or by attending the meeting and voting in person.


Expenses of Solicitation

     The Company will pay the cost of solicitation of proxies, including the cost of assembling and mailing this Proxy Statement and the materials enclosed herewith. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by corporate officers and employees of the Company without additional compensation. The Company intends to request brokers and banks holding stock in their names or in the names of nominees to solicit proxies from their customers who own such stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers.


1999 Stockholder Proposals

     In order for stockholder proposals intended to be presented at the 1999 Annual Meeting of Stockholders to be eligible for inclusion in the Company's proxy statement and the form of proxy for such meeting, they must be received by the Company at its principal offices in Concord, North Carolina no later than November 19, 1998.

                             ELECTION OF DIRECTORS

Nominees for Election as Directors of SMI

     Directors of SMI are elected at the Annual Meetings of stockholders of SMI to serve staggered terms of three years and until their successors are elected and qualified. The Board of Directors of SMI currently consists of six (6) directors, two of whom must be elected at the Annual Meeting.

     It is intended that the proxies in the accompanying form will be voted at the meeting for the election to the Board of Directors of the following nominees, each of whom has consented to serve if elected: O. Bruton Smith and William P. Benton, each to serve a three year term until the 2001 Annual Meeting of Stockholders and until his successor shall be elected and shall qualify, except as otherwise provided in SMI's Certificate of Incorporation and Bylaws. Both of the nominees are presently directors of SMI. If for any reason either nominee named above is not a candidate when the election occurs, it is intended that proxies in the accompanying form will be voted for the election of the other nominee named above and may be voted for any substitute nominee or, in lieu thereof, the Board of Directors may reduce the number of directors in accordance with SMI's Certificate of Incorporation and Bylaws.

     The name, age, present principal occupation or employment and the material occupations, positions, offices or employments for the past five years of each SMI director, director-nominee, executive officer and executive manager are set forth below.

     O. Bruton Smith, 71, has been Chief Executive Officer and a director of Charlotte Motor Speedway, Inc. ("CMS") since 1975. He was a founder of CMS in 1959 and was an executive officer and director of CMS until 1961, when it entered reorganization proceedings under the bankruptcy laws. Mr. Smith became Chairman and Chief Executive Officer, President and a director of Atlanta Motor Speedway, Inc. ("AMS") upon acquiring it in 1990. He became Chief Executive Officer of SMI upon its organization in December 1994 and became the Chairman and CEO of Bristol Motor Speedway, Inc. ("BMS") upon its acquisition in January 1996, Sears Point Raceway ("SPR") upon its acquisition in November 1996, and Texas Motor Speedway ("TMS") in 1995. Mr. Smith also is the Chairman, Chief Executive Officer, a director and controlling stockholder of Sonic Automotive, Inc. ("SAI"), (NYSE: symbol SAH), and serves as the president and a director of each of SAI's operating subsidiaries. SAI is believed to be one of the ten largest automobile retail dealership groups in the United States and is engaged in the acquisition and operation of automobile dealerships principally in the southeastern United States. Mr. Smith has entered into an employment agreement with SAI pursuant to which he has agreed to devote 50% of his business time to the affairs of SAI. Mr. Smith also owns and operates Sonic Financial, among other private businesses.

     H.A. "Humpy" Wheeler, 59, was hired by CMS in 1975 and has been a director and General Manager of CMS since 1976. Mr. Wheeler was named President of CMS in 1980 and became a director of AMS upon its acquisition in 1990. He became President, Chief Operating Officer and a director of SMI upon its organization in December 1994. Mr. Wheeler has been a Vice President and a director of BMS and SPR since their acquisition in 1996, and of TMS since its formation in 1995.

     William R. Brooks, 48, joined Sonic Financial from Price Waterhouse in 1983. Promoted from Tax Manager to Controller in 1985, he was promoted again, to Chief Financial Officer, in 1989. Mr Brooks has been Vice President of CMS for more than five years and has been Vice President and a director of AMS, BMS and SPR since their acquisition, and TMS since its formation. He became Vice President, Treasurer, Chief Financial Officer and a director of SMI upon its organization in December 1994 and has been the President and a director of Speedway Funding Corp., the Company's financing subsidiary, since 1995. Mr. Brooks has also served as a director of SAI since its formation in 1997 and served as its Chief Financial Officer from February to April 1997.

     Edwin R. Clark, 43, became Vice President and General Manager of AMS in 1992 and was promoted to President and General Manager of AMS in 1995. Prior to that appointment, he had been CMS' Vice President of Events since 1981. Mr. Clark became Executive Vice President of SMI upon its organization in December 1994 and became a director of SMI in 1995.

     William P. Benton, 74, became a director of SMI in 1995. Since January 1997, Mr. Benton has been the Executive Director of Ogilvy & Mather, a world-wide advertising agency. He is also a consultant to the Chairman and Chief Executive Officers of TI Group and Allied Holdings, Inc. Prior to his appointment at Ogilvy & Mather, Mr. Benton served as Vice Chairman of Wells, Rich, Greene/BDDP Inc., an advertising agency with offices in New York and Detroit. Mr. Benton retired from Ford Motor Company as its Vice President of Marketing Worldwide in 1984 after a 37-year career with that company. In addition, Mr. Benton serves as a director of SAI.

     Mark M. Gambill, 47, became a director of SMI in 1995. Mr. Gambill has been employed continuously since 1972 by Wheat First Union and its predecessor entities. Wheat First Union is an investment banking firm headquartered in Richmond, Virginia, and is a wholly-owned subsidiary of First Union Corporation. In 1996, he was named President of Wheat First Union. Previously, Mr. Gambill acted as head of the Capital Markets division, including Corporate and Public Finance, Taxable Fixed Income, Municipal Sales and Trading, Equity Sales, Trading and Research. Mr. Gambill has served on the Board of Directors of Wheat First Union since 1983.

     William E. Gossage, 36, became Vice President and General Manager of TMS in August 1995. Before that appointment, he was Vice President of Public Relations at CMS from 1989 to 1995. Mr. Gossage previously worked with Miller Brewing Company in its motorsports public relations program and served in various public relations and managerial capacities at two other NASCAR-sanctioned tracks.

     M. Jeffrey Byrd, 46, was hired March 1, 1996 as Vice President and General Manager of BMS. Prior to working at BMS, Mr. Byrd had been continuously employed by RJR Nabisco for 23 years in various sports marketing positions, most recently as Vice President of business development for its Sports Marketing Enterprises affiliate.

     Steven Page, 42, was hired effective November 18, 1996 as President and General Manager of SPR. Prior to being hired by SMI, Mr. Page had been continuously employed for several years as President of Brenda Raceway Corporation, which owned and operated SPR before its acquisition by the Company.


Committees of the Board of Directors and Meetings

     There are two standing committees of the Board of Directors of SMI, the Audit Committee and the Compensation Committee. The Audit Committee currently consists of Messrs. Benton and Gambill. The Compensation Committee is comprised of Messrs. Benton, Gambill and Smith. Set forth below is a summary of the principal functions of each committee and the number of meetings held during 1997.

     Audit Committee. The Audit Committee, which held two meetings in 1997, recommends the appointment of the Company's independent auditors, determines the scope of the annual audit to be made, reviews the conclusions of the auditors and reports the findings and recommendations thereof to the Board, reviews with the Company's auditors the adequacy of the Company's system of internal control and procedures and the role of management in connection therewith, reviews transactions between the Company and its officers, directors and principal stockholders, and performs such other functions and exercises such other powers as the Board from time to time may determine.

     Compensation Committee. The Compensation Committee, which held three meetings in 1997, administers certain compensation and employee benefit plans of the Company, annually reviews and determines executive officer compensation, including annual salaries, bonus performance goals, bonus plan allocations, stock option grants and other benefits, direct and indirect, of all executive officers and other senior officers of the Company. The Compensation Committee administers the 1994 Stock Option Plan and the Employee Stock Purchase Plan, and periodically reviews the Company's executive compensation programs and takes action to modify programs that yield payments or benefits not closely related to Company or executive performance. The policy of the Compensation Committee's program for executive officers is to link pay to business strategy and performance in a manner which is effective in attracting, retaining and rewarding key executives while also providing performance incentives and awarding equity-based compensation to align the long-term interests of executive officers with those of Company stockholders. It is the Compensation Committee's objective to offer salaries and incentive performance pay opportunities that are competitive in the marketplace.

     The Company currently has no standing nominating committee.

   During 1997, there were four meetings of the Board of Directors of SMI, with each director attending at least seventy-five percent of the meetings (and, as applicable, committees thereof).


                 PROPOSED AMENDMENT TO 1994 STOCK OPTION PLAN

     The Board of Directors of SMI has approved an amendment to the 1994 Stock Option Plan to increase the number of shares of Common Stock that may be issued under the 1994 Stock Option Plan by 1,000,000, from 2,000,000 to 3,000,000, subject to stockholder approval (the "Option Plan Amendment"). The Option Plan Amendment is being proposed to allow future grants to key employees. No other amendments to the 1994 Stock Option Plan are proposed.

     Options to purchase a total of approximately 90,000 shares of Common Stock were granted to approximately thirteen (13) plan participants in 1997 under the 1994 Stock Option Plan. At present, after taking into account the cancellation of certain options, including the cancellation of options after December 31, 1997 (and without giving effect to the proposed Option Plan Amendment), options representing a total of approximately 1,282,000 shares are outstanding, and options for approximately 427,000 additional shares are available for future grant. There has been no decision with respect to the number or terms of options that may be granted hereafter (following stockholder approval of the Option Plan Amendment) or the number or identity of future optionees under the 1994 Stock Option Plan.

     On December 21, 1994, the Board of Directors and sole stockholder of SMI adopted the Company's 1994 Stock Option Plan in order to attract and retain key personnel. Under the 1994 Stock Option Plan as currently presented to the stockholders under the Option Plan Amendment, options to purchase up to a total of 3,000,000 shares of Common Stock may be granted to key employees of SMI and its subsidiaries and to officers, directors, consultants and other individuals providing services to the Company. No member of the Board of Directors who serves on the Compensation Committee is eligible to participate in the 1994 Stock Option Plan.

     The Compensation Committee administers the 1994 Stock Option Plan and determines, among other things, the persons who are to receive options, the number of shares to be subject to each option, and the vesting schedule of options. The Board of Directors of SMI will determine the terms and conditions upon which the Company may make loans to enable an optionee to pay the exercise price of an option. In selecting individuals for options and determining the terms thereof, the Compensation Committee may consider any factors it considers relevant, including present and potential contributions to the success of the Company. Options granted under the 1994 Stock Option Plan must be exercised within a period fixed by the Compensation Committee, which period may not exceed ten years from the date of the grant of the option or, in the case of incentive stock options ("ISO's") granted to any holder on the date of grant of more than ten percent of the total combined voting power of all classes of stock of the Company, five years from the date of grant of the option. Options may be made exercisable in whole or in installments, as determined by the Compensation Committee.

     Options may not be transferred other than by will or the laws of descent and distribution and during the lifetime of an optionee may be exercised only by the optionee. The exercise price of options that are not ISO's will be determined at the discretion of the Compensation Committee. The exercise price of ISO's may not be less than the market value of the Common Stock on the date of grant of the option. In the case of ISO's granted to any holder on the date of grant of more than ten percent of the total combined voting power of all classes of stock of SMI and its subsidiaries, the exercise price may not be less than 110% of the market value per share of the Common Stock on the date of grant. Unless designated as "incentive stock options" intended to qualify under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), options granted under the 1994 Stock Option Plan are intended to be "nonstatutory stock options" ("NSO's"). The exercise price may be paid in cash, in shares of Common Stock owned by the optionee, in NSO's granted under the 1994 Stock Option Plan (except that the exercise price of an ISO may not be paid in NSO's) or in any combination of cash, shares and NSO's.

     Options granted under the 1994 Stock Option Plan may include the right to acquire a "reload" option. In such a case, if a participant pays all or part of the exercise price of an option with shares of Common Stock held by the participant for at least six months, then, upon exercise of the option, the participant is granted a second option to purchase, at the fair market value as of the date of grant of the second option, the number of whole shares used by the participant in payment of the exercise price of the first option. A reload option is not exercisable until one year after the grant date of such option or the expiration date of the first option.

     The 1994 Stock Option Plan provides that, in the event of changes in the corporate structure of the Company or certain events affecting the Common Stock, the Compensation Committee, or the Board of Directors in the case of options granted to directors, may, in its discretion, make adjustments in the number and kind of shares covered by outstanding options or in the exercise price per share, or both. It further provides that, in connection with any merger or consolidation in which the Company is not the surviving corporation, and which results in the holders of the outstanding voting securities of the Company owning less than a majority of the outstanding voting securities of the surviving corporation, or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then-outstanding voting securities of the Company, all outstanding options under the 1994 Stock Option Plan will become exercisable in full on and after (i) 15 days prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be.

     The Compensation Committee in 1997 granted NSO's and ISO's to purchase an aggregate of 90,000 shares of Common Stock under the 1994 Stock Option Plan to thirteen (13) non-executive employees of the Company. Set forth below is information with respect to options granted in 1997 under the 1994 Stock Option Plan. No options have been granted to date in 1998 under the 1994 Stock Option Plan.

                               New Plan Benefits
                             1994 Stock Option Plan



Name and Position                                                             Dollar Value ($)   Number of Units (#)
---------------------------------------------------------------------------- ------------------ --------------------
O. Bruton Smith
 Chairman and Chief Executive Officer of SMI ...............................        --                     --
H.A. "Humpy" Wheeler
 President and Chief Operating Officer of SMI;
 President and General Manager of CMS ......................................        --                     --
William R. Brooks
 Vice President, Treasurer and Chief Financial Officer of SMI ..............        --                     --
Edwin R. Clark
 Executive Vice President of SMI; President and General Manager of AMS .....        --                     --
All current executive officers as a group ..................................        --                     --
All current non-executive officer directors as a group .....................        --                     --
All current non-executive officer employees as a group .....................          (1)              90,000(1)

---------
1) All options granted in 1997 have an exercise price of $23.50 per share and have a ten year term subject to earlier termination as described above. The dollar value of each of the options granted is not determinable due to fluctuating market prices. As of March 9, 1998, the Common Stock had a closing price of $26.50 per share.

     Federal Income Tax Consequences. The issuance and exercise of ISO's have no federal income tax consequences to the Company. While the issuance and exercise of ISO's generally have no ordinary income tax consequences to the holder, upon the exercise of an ISO, the holder will treat the excess of the fair market value on the date of exercise over the exercise price as an item of tax adjustment for alternative minimum tax purposes. If the holder of shares of Common Stock acquired upon the exercise of an ISO under the 1994 Stock Option Plan holds such shares until a date which is more than two years following the grant date of the ISO and one year following the exercise date of the ISO, the disposition of such shares of Common Stock will ordinarily result in capital gains or losses to the holder for federal income tax purposes equal to the difference between the amount realized on disposition of the shares of Common Stock and the ISO exercise price. If the holding period requirements described above are not met, the holder will recognize ordinary income for federal tax purposes upon disposition of the Common Stock in an amount equal to the lesser of (i) the excess of the Common Stock's fair market value on the date of exercise over the ISO exercise price and (ii) the excess of the amount realized on disposition of the Common Stock over the ISO exercise price. Any additional gain (or loss) realized on the disposition of the Common Stock will be taxed as capital gain or loss. The Company will be entitled to a compensation expense deduction for the Company's taxable year in which the disposition occurs equal to the amount of ordinary income recognized by the holder.

     The issuance of NSO's has no federal income tax consequences to the Company or the holder. Upon the exercise of an NSO, NSO holders will recognize income for federal income tax purposes at the time of option exercise equal to the amount by which the fair market value of the underlying shares on the date of exercise exceeds the NSO exercise price. However, holders who are directors of the Company or who are otherwise deemed to be affiliates of the Company and therefore subject to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, ("16(b) Optionees") are not deemed to recognize the ordinary income attributable to exercise until the occurrence of both (i) an exercise and (ii) the earlier of (a) the expiration of six months after the date of grant of the NSO and (b) the first day on which the sale of the shares of Common Stock at a profit will not subject the holder to Section 16 liability (the "Recognition Date"). The amount of ordinary income to be recognized by 16(b) Optionees will equal the excess of the fair market value on the Recognition Date of the shares of Common Stock so purchased over the NSO exercise price, unless the 16(b) Optionee files a written election with both the Internal Revenue Service and the Company pursuant to Section 83(b) of the Code within thirty days after exercise to have the ordinary income attributable to exercise realized as of the exercise date, in which case the 16(b) Optionee will recognize ordinary income equal to the amount by which the fair market value of the purchased shares on the date of exercise exceeds the NSO exercise price. The Company generally will be allowed a federal income tax deduction equal to the same amount that the holder recognizes as ordinary income. In the event of the disposition of the shares of Common Stock acquired upon exercise of an NSO, any additional gain or loss generally will be taxed to the holder as capital gain or loss.

     If the option exercise price under any nonqualified stock option is paid for by surrendering shares of Common Stock previously acquired, then the optionee will recognize ordinary income on the exercise as described above with respect to any shares acquired under the option in excess of the number of shares surrendered (such shares being treated as having been acquired without consideration), but will not recognize any taxable gain or loss on the difference between the optionee's basis in the surrendered shares and their current Fair Market Value. For federal income tax purposes, that number of newly acquired shares equal to the number of shares surrendered will have the same basis and holding period as the surrendered shares. Any newly acquired shares in excess of the number of shares surrendered will have a basis equal to their Fair Market Value at exercise and their holding period generally will begin at the date of exercise, as described above.


              PROPOSED AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors of SMI has approved an amendment to the Employee Stock Purchase Plan to increase the number of shares of Common Stock that may be issued under the Employee Stock Purchase Plan by 200,000, from 200,000 to 400,000, subject to stockholder approval (the "Employee Stock Purchase Plan Amendment"). The Employee Stock Purchase Plan Amendment is being proposed to allow future grants to employees. No other amendments to the Employee Stock Purchase Plan are proposed.

     As further described below, no participant can be granted options to purchase more than 500 shares in each calendar year. Options granted that are unexercised will expire at the end of each calendar year. The Compensation Committee granted each participant an option to purchase up to 500 shares at an exercise price of $18.56 in 1997 and at an exercise price to be determined according to the terms of the Employee Stock Purchase Plan in 1998 (as of the Grant Date the exercise price was initially set at $22.33). Options to purchase a total of approximately 25,000 shares of Common Stock were exercised at a purchase price of $18.56 per share, by approximately 110 plan participants, in 1997 under the Employee Stock Purchase Plan. At present, no options have been exercised to date in 1998.

     The Employee Stock Purchase Plan was adopted by the Board of Directors as of January 1, 1996 and subsequently approved by the stockholders on May 8, 1996. The Employee Stock Purchase Plan is intended to promote the interests of the Company by providing employees of the Company the opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock.

     The Employee Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Code Section 423. The Employee Stock Purchase Plan is administered by the Compensation Committee which, subject to the terms of the Employee Stock Purchase Plan, has plenary authority in its discretion to interpret and construe the Employee Stock Purchase Plan. The Compensation Committee will construe the provisions of the Employee Stock Purchase Plan so as to extend and limit participation in a manner consistent with the requirements of Code Section 423. A total of 400,000 shares of Common Stock have been reserved for purchase under the Employee Stock Purchase Plan as currently presented to the stockholders under the Employee Stock Purchase Plan.


     As of January 1 of each year during the term of the Employee Stock Purchase Plan (the "Grant Date"), all eligible employees electing to participate in the Employee Stock Purchase Plan ("Participating Employees") will be granted an option to purchase shares of Common Stock. As of each Grant Date, the Compensation Committee will determine the number of shares of Common Stock available for purchase under each option, with the same number of shares to be available under each option granted on the same Grant Date. No Participating Employee may be granted an option which would permit such employee to purchase stock under the Employee Stock Purchase Plan and all other employee stock purchase plans of SMI at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. Furthermore, no Participating Employee may be granted an option in any calendar year which permits such employee to purchase more than 500 shares of Common Stock.

     A Participating Employee may elect to designate a limited percentage of such employee's compensation (as defined in the Employee Stock Purchase Plan) to be deferred by payroll deduction as a contribution to the Employee Stock Purchase Plan. A Participating Employee instead may elect to make contributions by direct cash payment to the Employee Stock Purchase Plan rather than by payroll deduction. To the extent a Participating Employee has accumulated enough funds, his or her contributions to the Employee Stock Purchase Plan will be used to exercise the option granted under the Employee Stock Purchase Plan through purchases of Common Stock on the last business day of March, June, September and December on which the principal trading market for the Common Stock is open for trading and on any other interim dates during the year which the Compensation Committee designates for such purpose (the "Exercise Date").

     The purchase price at which Common Stock will be purchased through the Employee Stock Purchase Plan shall be ninety percent of the lesser of (i) the fair market value of the Common Stock on the applicable Grant Date, and (ii) the fair market value of the Common Stock on the applicable Exercise Date. Any option granted to a Participating Employee will be exercised automatically on each Exercise Date during the calendar year of the option's Grant Date in whole or in part such that the Participating Employee's accumulated contributions as of such Exercise Date, either through direct cash payment or payroll withholding, will be applied to the purchase of the maximum number of whole shares of Common Stock that such contribution will permit at the applicable option price, limited to the number of shares available for purchase under the option. Contributions which are not enough to purchase a whole share of Common Stock will be carried forward and applied on the next Exercise Date in that calendar year.

     Any option granted to a Participating Employee will expire on the last Exercise Date of the calendar year in which granted. However, if a Participating Employee withdraws from the Employee Stock Purchase Plan or terminates employment prior to such Exercise Date, the option may expire earlier.

     Upon termination of a Participating Employee's employment for any reason other than cause, death or leave of absence in excess of ninety days, such employee may, at his election, request the return of contributions not yet used to purchase Common Stock or continue participation in the Employee Stock Purchase Plan until the next Exercise Date following the date of termination of employment so that any unexpired option held will be exercised automatically on the such Exercise Date. If a Participating Employee dies while employed by the Company or prior to the next Exercise Date following termination of employment unrelated to cause, such employee's estate will have the right to elect to withdraw all contributions not yet used to purchase Common Stock or to exercise the Participating Employee's option for the purchase of Common Stock on the Exercise Date next following the date of the employee's death.

     The Board of Directors of SMI may at any time amend, suspend or terminate the Employee Stock Purchase Plan; provided, however, that the Employee Stock Purchase Plan may not be amended to (i) increase the maximum number of shares of Common Stock for which options may be granted under the Employee Stock Purchase Plan, (ii) materially modify the requirements as to the class of employees eligible to receive options and purchase Common Stock under the Employee Stock Purchase Plan, or (iii) materially increase the benefits accruing to Participating Employees under the Employee Stock Purchase Plan without in any such case obtaining approval of SMI stockholders.

   Set forth below is information with respect to options granted in 1998 under the Employee Stock Purchase Plan.



                               New Plan Benefits
                         Employee Stock Purchase Plan



Name and Position                                                             Dollar Value ($)   Number of Units (#)
---------------------------------------------------------------------------- ------------------ --------------------
O. Bruton Smith
 Chairman and Chief Executive Officer of SMI ...............................          (1)                  (1)
H.A. "Humpy" Wheeler
 President and Chief Operating Officer of SMI;
 President and General Manager of CMS ......................................          (2)               500
William R. Brooks
 Vice President, Treasurer and Chief Financial Officer of SMI ..............          (2)               500
Edwin R. Clark
 Executive Vice President of SMI; President and General Manager of AMS .....          (2)               500
All current executive officers as a group ..................................          (2)              1,500
All current non-executive officer directors as a group .....................        --                     (3)
All current non-executive officer employees as a group .....................        --                     (4)

---------
(1) As a holder of more than 5% of the Common Stock, Mr. Smith is not eligible to participate in the Employee Stock Purchase Plan.

(2) Dollar amounts of units received in 1998 by the persons or groups indicated in the above-referenced table are not readily determinable since the value of options granted will depend on fluctuating market prices.

(3) Non-executive officer directors of the Company are ineligible to participate in the Employee Stock Purchase Plan.

(4) Not readily determinable as no participant is granted an option to purchase more than 500 shares in each calendar year, which expires if unexercised at the end of each calendar year. Options to purchase approximately 25,000 shares of Common Stock were exercised at a purchase price of $18.56 per share, by approximately 110 plan participants, in 1997. At present, no options have been exercised to date in 1998, and there are approximately 630 participants.

     Federal Income Tax Consequences. The Employee Stock Purchase Plan is intended to meet the requirements of an "employee stock purchase plan" under Code Section 423. Accordingly, no federal taxable income will be recognized by Participating Employees upon the grant of an option to purchase Common Stock under the Employee Stock Purchase Plan. In addition, a Participating Employee will not recognize federal taxable income on the exercise of an option granted under the Employee Stock Purchase Plan, but instead will take a tax basis in the Common Stock received equal to the option exercise price.

     If the Participating Employee holds the shares of Common Stock acquired upon the exercise of an option under the Employee Stock Purchase Plan for a period that is more than two years following the grant date of the relevant option and one year following the option exercise date, or if the Participating Employee dies while holding such shares of Common Stock, the Participating Employee will recognize ordinary income for federal income tax purposes at the time of disposition of such shares of Common Stock (or at death) in an amount equal to the lesser of (i) the excess of the Common Stock's fair market value when the option was granted over the option exercise price and (ii) the excess, if any, of the Common Stock's fair market value at the date of such disposition (or death) over the option exercise price. For this purpose, the option exercise price is deemed to be 90% of the fair market value of the shares of Common Stock on the grant date of the relevant option (assuming the shares are purchased at a 10% discount). The amount of ordinary income recognized will increase the Participating Employee's basis in the stock for federal income tax purposes, and any additional gain (or loss) realized on the disposition of the Common Stock will be taxed as capital gain or loss. In this case where the holding requirements are met, the Company will not be entitled to a deduction with respect to any income recognized by the Participating Employee.

     If the Participating Employee disposes of the shares of Common Stock acquired upon the exercise of an option under the Employee Stock Purchase Plan before the later of two years following the grant date of the relevant option and one year following the option exercise date, the Participating Employee will recognize ordinary income for federal income tax purposes at the time of disposition in the amount by which the fair market value of the shares of Common Stock on the option exercise date exceeds the option exercise price. The Company will be entitled to a compensation expense deduction for the Company's taxable year in which the disposition occurs equal to the amount of ordinary income recognized by the Participating Employee. Any gain or loss realized on the disposition of the Common Stock will be taxed as capital gain or loss.


                PROPOSED AMENDMENT TO FORMULA STOCK OPTION PLAN

     The Board of Directors of SMI has approved an amendment to the Formula Stock Option Plan to increase the number of shares of Common Stock that may be issued under the Formula Stock Option Plan by 400,000, from 400,000 to 800,000, subject to stockholder approval (the "Formula Stock Option Plan Amendment"). The Formula Stock Option Plan Amendment is being proposed to allow future grants to independent directors. No other amendments to the Formula Stock Option Plan are proposed.

     Options to purchase a total of 40,000 shares of Common Stock were granted to two plan participants in 1998 under the Formula Stock Option Plan. At present, after taking into account the cancellation of certain options, including the cancellation of options after December 31, 1997 (and without giving effect to the proposed Formula Stock Option Plan Amendment), options representing a total of 100,000 shares are outstanding, and options for approximately 280,000 additional shares are available for future grant.

     The Formula Stock Option Plan was adopted by the Board of Directors as of January 1, 1996 and subsequently approved by the stockholders on May 8, 1996. The Formula Stock Option Plan is intended to be a "formula plan" under Note (3) to Rule 16b-3 of the Securities and Exchange Commission (the "SEC").

     The Formula Stock Option Plan is intended to promote the interests of the Company and its stockholders by providing the directors of the Company who are not affiliated with the Company's management ("Independent Directors"), and who are responsible in part for the Company's growth and financial success, with the incentives inherent in Common Stock ownership and encouraging them to continue as directors. A committee of the Board of Directors consisting of all directors other than the Independent Directors (the "Committee") serves as the committee to administer and interpret the terms of the Formula Stock Option Plan on behalf of the Company.

     Under the Formula Stock Option Plan, on or before January 31 of each year during the term of the Formula Stock Option Plan, each person who is then an Independent Director shall be awarded an option to purchase 20,000 shares of Common Stock up to a total of 800,000 shares reserved under the Formula Stock Option Plan as currently presented to the stockholders under the Formula Stock Option Plan Amendment (subject to further adjustment in certain events).

     An option granted under the Formula Stock Option Plan (evidenced by an agreement in a form established, from time to time, by the Committee) entitles the participant to purchase shares of Common Stock at an option exercise price equal to the closing sales price of a share of Common Stock on the last business day immediately preceding the date of such award for which a closing price is available from the principal trading market for the Common Stock (the "Fair Market Value").

     In the event the optionee's status as an Independent Director terminates incidental to conduct that, in the judgment of the Committee, involves a breach of fiduciary duty by such Independent Director or other conduct detrimental to the Company, then his or her options shall terminate immediately and thereafter be of no force or effect. Options granted under the Formula Stock Option Plan are non-transferable and non-assignable by the optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, and the rules and regulations promulgated thereunder, or Title I of the Employment Retirement Income Security Act and the rules thereunder. No option may be exercised after the expiration of its term. The option exercise price is payable in full upon exercise of an option in cash or in shares of Common Stock owned by the optionee or a combination of cash and Common Stock. No exercise of options shall be for less than 100 shares of Common Stock unless the number purchased is the total number of shares in respect of which the option is then exercisable.

     Upon the occurrence of certain events involving the recapitalization or reorganization of the Company, the Committee will make proportionate adjustments to the number of shares covered by each outstanding option and the per share exercise price thereof for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend on the Common Stock.

   Set forth below is information with respect to options granted in 1998 under the Formula Stock Option Plan.


                               New Plan Benefits
                           Formula Stock Option Plan



Name and Position                                                             Dollar Value ($)   Number of Units (#)
---------------------------------------------------------------------------- ------------------ --------------------
O. Bruton Smith
 Chairman and Chief Executive Officer of SMI ...............................        --                     --
H.A. "Humpy" Wheeler
 President and Chief Operating Officer of SMI;
 President and General Manager of CMS ......................................        --                     --
William R. Brooks
 Vice President, Treasurer and Chief Financial Officer of SMI ..............        --                     --
Edwin R. Clark
 Executive Vice President of SMI; President and General Manager of AMS .....        --                     --
All current executive officers as a group ..................................        --                     --
All current non-executive officer directors as a group .....................          (1)              40,000(1)
All current non-executive officer employees as a group .....................        --                     --

---------
(1) All options granted in 1998 have an exercise price of $24.81 per share and have a ten-year term subject to earlier termination as described above. The dollar value of each of the options granted is not determinable due to fluctuating market prices. As of March 9, 1998, the Common Stock had a closing sales price of $26.50 per share.

     The Committee may from time to time amend, suspend or discontinue the Formula Stock Option Plan or revise it in any respect whatsoever for the purpose of maintaining or improving its effectiveness as an incentive device, for the purpose of conforming it to applicable governmental regulations or to any change in applicable law or regulations, or for any other purpose permitted by law. The Committee may not, without approval of the stockholders, materially increase the benefits accruing to participants under the Formula Stock Option Plan, materially increase the number of shares of Common Stock that may be issued upon exercise of options granted under the Formula Stock Option Plan or materially modify the Formula Stock Option Plan's requirements as to eligibility for participation.

     Federal Income Tax Consequences. No federal taxable income is recognized by plan participants upon the grant of a nonqualified stock option and no tax deduction is available to the Company. The Independent Directors of SMI are subject to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, ("16(b) Optionees") and are not deemed to recognize the ordinary income attributable to exercise of an option until the occurrence of both (i) an exercise and (ii) the earlier of (a) the expiration of six months after the date of grant of the option and (b) the first day on which the sale of the stock at a profit will not subject the director to Section 16 liability (the "Recognition Date"). The amount of ordinary income to be recognized by 16(b) Optionees will equal the excess of the Fair Market Value on the Recognition Date of the shares of Common Stock so purchased over the option exercise price, unless the 16(b) Optionee files a written election with both the Internal Revenue Service and the Company pursuant to Section 83(b) of the Code within thirty days after exercise to have the ordinary income attributable to exercise realized as of the exercise date, in which case the Independent Director will recognize ordinary income equal to the amount by which the Fair Market Value of the purchased shares on the date of exercise exceeds the option exercise price. The Company will be entitled to a business expense deduction for the Company's taxable year during which the 16(b) Optionee recognizes income as the result of the exercise of the option equal to the amount of ordinary income recognized by the 16(b) Optionee, provided that the Company timely complies with applicable Form W-2 or 1099 reporting requirements with respect to such income.

     The greater of the Fair Market Value of the shares on the date of exercise (or in the case of 16(b) Optionees who do not make an 83(b) election, on the Recognition Date) and the option exercise price will constitute the tax basis thereof for computing capital gain or loss on any subsequent sale, and the holding period for an Independent Director will generally be measured from the date the option is exercised (or in the case of 16(b) Optionees who do not make an 83(b) election, from the Recognition Date). Additional gain or loss shall be recognized by the optionee upon the subsequent disposition of the shares.

     If the option exercise price under any nonqualified stock option is paid for by surrendering shares of Common Stock previously acquired, then the optionee will recognize ordinary income on the exercise as described above with respect to any shares acquired under the option in excess of the number of shares surrendered (such shares being treated as having been acquired without consideration), but will not recognize any taxable gain or loss on the difference between the optionee's basis in the surrendered shares and their current Fair Market Value. For federal income tax purposes, that number of newly acquired shares equal to the number of shares surrendered will have the same basis and holding period as the surrendered shares. Any newly acquired shares in excess of the number of shares surrendered will have a basis equal to their Fair Market Value at exercise and their holding period generally will begin at the date of exercise, as described above.


                             INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Deloitte & Touche LLP to serve as the principal independent auditors of the Company for the year 1998. Deloitte & Touche LLP has acted in such capacity for the Company since its organization in December 1994.

     Representatives of Deloitte & Touche LLP will attend the Annual Meeting. They will have an opportunity to make a statement if they so desire, and to respond to appropriate questions.


                                  MANAGEMENT

Directors of SMI

     For information with respect to the Board of Directors of SMI, see "Election of Directors."


Executive Officers of SMI

     Messrs. Smith, Wheeler, Brooks and Clark are the executive officers of SMI. Each executive officer serves as such until his successor is elected and qualified. No executive officer of SMI was selected pursuant to any arrangement or understanding with any person other than SMI. For further information with respect to Messrs. Smith, Wheeler, Brooks and Clark as officers of SMI, see "Election of Directors."


                            EXECUTIVE COMPENSATION

Compensation Committee Report

     The following is an explanation of the Company's executive officer compensation program as in effect for 1997:


     1997 Officer Compensation Program

     The 1997 executive officer compensation program of the Company had three primary components: (i) base salary, (ii) short-term incentives under the Company's executive bonus plan, and (iii) long-term incentives which consisted solely of stock option grants made under the 1994 Stock Option Plan (for officers other than the Chief Executive Officer). Executive officers (including the Chief Executive Officer) were also eligible in 1997 to participate in various benefits plans similar to those provided to other employees of the Company. Such benefits plans are intended to provide a safety net of coverage against various events, such as death, disability and retirement.

     Base salaries (including that of the Chief Executive Officer) were established on the basis of non-quantitative factors such as positions of responsibility and authority, years of service and annual performance evaluations. They were targeted to be competitive principally in relation to other motorsports racing companies (such as some of those included in the Peer Group Index in the performance graph elsewhere herein), although the Compensation Committee also considered the base salaries of certain other amusement, sports and recreation companies not included in the Peer Group Index because the Compensation Committee considered those to be relatively comparable industries.

     The Company's executive bonus plan established a potential bonus pool for the payment of year-end bonuses to Company officers and other key personnel based on 1997 performance and operating results. Under this plan, aggressive revenue and profit target levels were established by the Compensation Committee as incentives for superior individual, group and Company performance. Each executive officer was eligible to receive a discretionary bonus based upon individually established subjective performance goals. The Compensation Committee approved cash incentive bonuses in amounts ranging from 0.4% to 1.55% of the Company's 1997 operating income.

     Awards of stock options under SMI's Stock Option Plan are based on a number of factors in the discretion of the Compensation Committee, including various subjective factors primarily relating to the responsibilities of the individual officers for and contribution to the Company's operating results (in relation to the Company's other optionees), their expected future contributions and the levels of stock options currently held by the executive officers individually and in the aggregate. Stock option awards to executive officers have been at then-current market prices in order to align a portion of an executive's net worth with the returns to the Company's stockholders. For details concerning the grant of options to the executive officers named in the Summary Compensation Table below, see "Executive Compensation -- Fiscal Year-End Option Values."

     As noted above, the Company's compensation policy is primarily based upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to named executive officers. The Stock Option Plan was created with the intention that all compensation attributable to stock option exercises should qualify as deductible performance-based compensation. The Committee currently believes that, generally, the Company should be able to continue to manage its executive compensation program to preserve federal income tax deductions.


     Chief Executive Officer Compensation

     The Committee's members other than Mr. Smith annually review and approve the compensation of Mr. Smith, the Company's Chief Executive Officer. Mr. Smith also participates in the executive bonus plan, with his bonus tied to corporate revenue and profit goals. His maximum possible bonus is 2.5% of the Company's 1997 operating income. The Committee believes that Mr. Smith is paid a reasonable salary. Mr. Smith is the only employee of the Company not eligible for stock options. Since he is a significant stockholder in the Company, his rewards as Chief Executive Officer reflect increases in value enjoyed by all other stockholders.


     Compensation Committee

     The Compensation Committee is comprised of Messrs. William P. Benton, Mark
M. Gambill and O. Bruton Smith. Mr. Benton serves as Chairman of the Compensation Committee.

Compensation of Officers

     The following table sets forth compensation paid by or on behalf of the Company to the Chief Executive Officer of the Company and to its other executive officers for services rendered during the Company's fiscal years ended December 31, 1997, 1996 and 1995:


                          Summary Compensation Table

                                                                                           Long-Term
                                                                                          Compensation
                                                                                             Awards
                                                       Annual Compensation (1)            ------------
                                             -------------------------------------------   Number of
                                                                                             Shares
          Name and Principal                                              Other Annual     Underlying      All Other
               Position                Year     Salary     Bonus (2)      Compensation    Options (3)   Compensation (4)
------------------------------------- ------ ----------- ------------- ----------------- ------------- -----------------
O. Bruton Smith                       1997    $350,000    $1,039,000      $  108,313(5)          --             -0-
 Chairman and Chief                   1996     350,000       975,000          99,288(5)          --             -0-
 Executive Officer of SMI             1995     350,000       740,000          96,266(6)          --             -0-
H.A. "Humpy" Wheeler                  1997     250,000       727,000                (6)          --          $2,600
 President and Chief                  1996     250,000       685,000                (6)          --           2,500
 Operating Officer of SMI;            1995     250,000       450,000                (6)          --           2,500
 President and General
   Manager of CMS
William R. Brooks                     1997     175,000       294,000                (6)          --           2,600
Vice President, Treasurer             1996     175,000       273,000                (6)     100,000           2,500
 and Chief Financial Officer of SMI   1995     175,000       207,200                (6)          --           2,500
Edwin R. Clark                        1997     102,500       309,600                (6)          --           2,600
 Executive Vice President             1996     102,500       205,600                (6)          --           2,500
 of SMI; President and                1995     102,500       240,900                (6)          --           2,500
 General Manager of AMS

---------
(1) Does not include the dollar value of perquisites and other personal benefits.

(2) The amounts shown are cash bonuses earned in the specified year and paid in the first quarter of the following year.

(3) The 1994 Stock Option Plan was adopted in December 1994. The number of shares underlying options is, in the case of each executive officer, the sum of shares available upon exercise of incentive stock options and non-statutory stock options, giving effect to the two for one stock split effected as of March 15, 1996 in the form of a 100% Common Stock dividend (the "Stock Split"). No options were granted to the Company's executive officers in 1997 or 1995.

(4) Includes Company match to 401(k) plan.

(5) Amount represents share of split-dollar insurance premium treated as compensation to Mr. Smith. See "Smith Life Insurance Arrangements." Mr. Smith also received certain perquisites and other personal benefits totaling not more than $50,000.

(6) The aggregate amount of perquisites and other personal benefits received did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such executive officer.

Fiscal Year-End Option Values

     The following table sets forth information concerning outstanding options to purchase Common Stock held by executive officers of the Company at December 31, 1997, adjusted to reflect the Stock Split.


              Aggregated Option Exercises in Last Fiscal Year and
                         Fiscal Year-End Option Values



                                                   Number of Securities Unexercised          Unexercised
                                  Number of       Underlying Unexercised Options at    In-the-Money Options at
                              Options Exercised          Fiscal Year-End (#)           Fiscal Year-End ($)(1)
Name                               in 1997            Exercisable/Unexercisable       Exercisable/Unexercisable
---------------------------- ------------------- ----------------------------------- --------------------------
  H.A. "Humpy" Wheeler .....       12,600                     585,400/0                     $11,871,000/0
  William R. Brooks ........           --                     240,000/0                       2,815,000/0
  Edwin R. Clark ...........           --                      80,000/0                       1,475,000/0

---------

(1) Year-end value is based on the December 31, 1997 closing sales price for the Company's common stock of $24.8125 per share, less the applicable aggregate option exercise price(s) of in-the-money options, multiplied by the number of unexercised in-the-money options which are exercisable and unexercisable, respectively.

Smith Life Insurance Arrangements

     In 1995, the Compensation Committee (excluding Mr. Smith) approved the establishment of a "split-dollar" life insurance plan for the benefit of Mr. Smith. Pursuant to such plan, the Company entered into split-dollar insurance agreements whereby split-dollar life insurance policies in the total face amount of $16,738,000 (individually, a "Policy" or together the "Policies") would be purchased and held in trust for the benefit of Mr. Smith's lineal descendants. The Company has agreed to pay the annual (or shorter period) premium payments on the Policies.

     Upon payment of the death benefit or upon the surrender of a Policy for its cash value, the Company will receive an amount equal to the Company's Split-Dollar Interest (as defined below). The Company's Split-Dollar Interest equals, in the case of the payment of the death benefit, the cumulative payments made by the Company towards the premiums under a Policy less any portion of such payments charged as compensation to Mr. Smith (the "Reimbursable Payment"). The Company's Split-Dollar Interest equals, in the case of surrender of a Policy for its cash value, the lesser of (i) the net cash value of such Policy and (ii) the Reimbursable Payment.

     In the event a Policy is surrendered or terminated prior to his death, Mr. Smith has agreed to reimburse the Company for the positive amount, if any, by which the Reimbursable Payment exceeds the net cash value of such Policy. Mr. Smith's promise is evidenced by a promissory note in favor of the Company, which note includes a limited guaranty by Sonic whereby Sonic will permit amounts owed by Mr. Smith to the Company to be offset by amounts owed to Sonic by AMS.


Compensation Committee Interlocks and Insider Participation

     Messrs. Benton, Gambill and Smith served on the Company's Compensation Committee during 1997. Mr. Smith serves as the Chief Executive Officer of the Company. Mark M. Gambill is the President of Wheat First Union, the investment banking firm which acted as a lead underwriter in the Company's initial public offering in February 1995, the Company's additional equity offering in March 1996, and the Company's offering of 5 3/4% convertible subordinated debentures in October 1996, and co-managed the Company's offering of 8 1/2% senior subordinated notes in August 1997.

     The Company pays the annual (or shorter period) premiums on split dollar life insurance policies for the benefit of Mr. Smith. See "Executive Compensation -- Smith Life Insurance Arrangements."

     Messrs. Smith and Brooks are the only officers of SMI to have served on the compensation committee of another entity during 1997. They served as directors on the SAI Board of Directors which acted as the Compensation Committee for SAI during 1997.

     Mr. Smith received aggregate salary and other annual compensation of $341,704 from SAI during 1997. Mr. Brooks received no annual compensation from SAI during 1997.


Director Compensation

     Members of the Board of Directors who are not employees of the Company each received in 1997 an option to purchase 20,000 shares of the Company's common stock at $20.625 for services as directors. The Company also reimburses all directors for their expenses incurred in connection with their activities as directors of SMI. Directors who are also employees of the Company receive no additional compensation for serving on the Board of Directors. For additional information concerning the Formula Stock Option Plan for SMI's outside directors, see the Company's December 31, 1997 Audited Consolidated Financial Statements.


Stockholder Return Performance Graph

     Set forth below is a line graph comparing the cumulative stockholder return on the Company's Common Stock against the cumulative total return of each of the Standard & Poor's 500 Stock Index and a Peer Group Index for the period commencing February 24, 1995 and ending December 31, 1997. The companies used in the Peer Group Index in 1995 consist of Churchill Downs Incorporated, International Speedway Corporation, Gaylord Entertainment Company, Hollywood Park, Inc., Walt Disney Co. and International Family Entertainment, in 1996 also include Penske Motorsports and Dover International Raceway, and in 1997 also include Grand Prix of Long Beach, which are all publicly traded companies known by the Company to be involved in the amusement, sports and recreation industries. The graph assumes that $100 was invested on

February 24, 1995 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Peer Group Index companies and that all dividends were reinvested.

[Line Graph appears here with the following plot points]


                     Comparison of Cumulative Total Return


                                   24-Feb-95      30-Jun-95     31-Dec-95       30-Jun-96      31-Dec-96      30-Jun-97    31-Dec-97
Speedway Motorsports, Inc            $100            $115         $159             $272           $223           $230         $263
New Peer Group                        100             105          111              119            132            152          188
S & P 500 Composite Index             100             113          129              142            159            194          210
Old Peer Group                        100             105          111              119            132            152          188


                             CERTAIN TRANSACTIONS

     CMS holds a note from a partnership in which the Company's Chief Executive Officer is a partner. The outstanding balance due thereunder was $747,000 at December 31, 1997, including accrued interest. The note due from such partnership is collateralized by certain land owned by the partnership and is payable on demand. The note bears interest at prime plus 1%.

     Sonic Financial, an affiliate of the Company through common ownership, has made several loans and cash advances to AMS in the last three years. Such loans and advances stood at approximately $2.6 million at December 31, 1997. Of such amount, approximately $1.8 million bears interest at 3.83% per annum. The remainder of the amount bears interest at prime plus 1%.

     From time to time during 1997, the Company paid certain expenses and made cash advances for various corporate purposes on behalf of Sonic Financial. At December 31, 1997, the Company had a net receivable from Sonic Financial of approximately $3,875,000. The amount due the Company was repaid by Sonic Financial in January 1998.

     Prior to the completion of SMI's initial public offering, CMS joined with Sonic Financial in filing consolidated federal income tax returns for several years. It did so for the period of 1995 ending with the restructuring consummated prior to the completion of the initial public offering. Under applicable federal tax law, each corporation included in Sonic Financial's consolidated return is jointly and severally liable for any resultant tax. Under a tax allocation agreement dated January 27, 1995, however, CMS agreed to pay Sonic Financial, in the event that additional federal income tax is determined to be due, an amount equal to CMS' separate federal income tax liability computed for all periods in which CMS and Sonic Financial have been members of Sonic Financial's consolidated group. Also pursuant to such agreement, Sonic Financial agreed to indemnify CMS for any additional amount determined to be due from Sonic Financial's consolidated group in excess of the federal income tax liability of CMS for such periods. The tax allocation agreement establishes procedures with respect to tax adjustments, tax claims, tax refunds, tax credits and other tax attributes relating to periods ending prior to the time that CMS left Sonic Financial's consolidated group. Pursuant to such agreement, amounts payable by CMS for tax adjustments, if any, shall in no event exceed the sum of $1.8 million plus the amount of any tax adjustments for which CMS may receive future tax benefits.

     At December 31, 1997, the Company had a note receivable from the Company's Chairman and Chief Executive Officer for approximately $1,876,000, including accrued interest. The principal balance of the note represents premiums paid by the Company under the split-dollar life insurance trust arrangement on behalf of the Chairman, in excess of cash surrender value, see "Smith Life Insurance Arrangements". The note bears interest at 1% over prime. The amount due the Company was substantially repaid in January 1998.

     For information concerning certain transactions in which Messrs. Smith and Gambill have an interest, see "Compensation Committee Interlocks and Insider Participation."


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires SMI's executive officers, directors and persons who own more than ten percent (10%) of SMI's Common Stock to file initial reports of ownership and changes in ownership with the SEC. Additionally, SEC regulations require that SMI identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To SMI's knowledge, based solely on review of reports furnished to it, all Section 16(a) filing requirements applicable to its executive officers, directors and more than 10% beneficial owners were complied with, except that Mr. Benton inadvertently filed late one report showing the sale, in 1997, of 30,000 shares of Common Stock.


                                 OTHER MATTERS

     In the event that any matters other than those referred to in the accompanying Notice should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

********************************************************************************

                                    APPENDIX

                          SPEEDWAY MOTORSPORTS, INC.
P R O X Y                   Concord, North Carolina

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Mr. H.A. Wheeler and Mr. William R. Brooks as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of the Common Stock of Speedway Motorsports, Inc. held of record by the undersigned on March 9, 1998 at the Annual Meeting of Stockholders to be held on May 5, 1998 or any adjournment thereof.
1. ELECTION OF DIRECTORS
 Nominees: O. Bruton Smith and William P. Benton (Mark only one of the following boxes.)
 [ ] VOTE FOR both nominees listed above, except vote withheld as to the following nominee (if any):

     --------------------------------------------------------
     [ ] VOTE WITHHELD as to all nominees.

2. AMENDMENT OF 1994 STOCK OPTION PLAN
[ ] FOR  [ ] AGAINST  [ ]  ABSTAIN

3. AMENDMENT OF SMI EMPLOYEE STOCK PURCHASE PLAN
[ ] FOR  [ ] AGAINST  [ ] ABSTAIN

4. AMENDMENT OF SMI FORMULA STOCK OPTION PLAN
[ ] FOR  [ ] AGAINST  [ ] ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
[ ] FOR  [ ] AGAINST  [ ] ABSTAIN

     PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY
    PROMPTLY IN THE ENVELOPE FURNISHED.

     Please sign exactly as name appears below.
     When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.





                                           Shares
                                                  ------------------------------

                                           Dated
                                                  -----------------------, 1998


                                           -------------------------------------
                                           Signature



                                           -------------------------------------
                                           Signature if held jointly



                                           [ ] Please mark here if you intend
                                               to attend the Meeting of
                                               Stockholders.